Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned agree to the joint filing on behalf of each of them of the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $0.001 per share, of Cara Therapeutics, Inc.

This Joint Filing Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

VIFOR (INTERNATIONAL) LTD.

Dated: October 30, 2024	By:	/s/ Alexandros Sigalas
Name: Alexandros Sigalas, Head of Finance, CSL Vifor

Dated: October 30, 2024	By:	/s/ Markus Frenzen
Name: Markus Frenzen, Head, FP&A, CSL Vifor

CSL LIMITED

Dated: October 30, 2024	By:	/s/ Fiona Mead
Name: Fiona Mead, Company Secretary

SCHEDULE 1

Directors and Executive Officers of Vifor (International) Ltd.

Board of Directors	Business Address	Principal Occupation or Employment	Citizenship

Hervé Gisserot	Flughofstrasse 61, CH-8152,Glattbrugg, Switzerland	General Manager, CSL Vifor	French

Alexandros Sigalas	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	Head of Finance, CSL Vifor	Swiss

Frédéric Zwahlen	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	Enterprise Process Owner (EPO) Plan to Inventory and Order to Cash	Swiss

Executive Officers	Business Address	Principal Occupation or Employment	Citizenship

Hervè Gisserot	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	General Manager, CSL Vifor	French

Philipp Bachmann	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	Head of Technical Operations	Swiss

Deborah Butler	Point 29 Market Street, Maidenhead, SL6 8AA, United Kingdom	Head of GRA Regions	British

Aude Germanier	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	Head of Human Resources, CSL Vifor	Swiss

Bruno Falcone	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	Global Ethics & Compliance Lead	Italian

Tinne Gilles	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	General Counsel, CSL Vifor	Belgian

Vinicius Gomes de Lima	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	Head of Global Medical Affairs	Swiss

Joseph Giudo	1020 First Avenue King of Prussia USA-PA 19406, United States	VP, E2E Operations, Seqirus and Vifor I&T Business Partner	American

Dirk Hoheisel	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	SVP Head of Commercial, CSL Vifor	German

Florian Jehle	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	CEO, Vifor Fresenius Medical Care Renal Pharma Ltd	German

Sandra Ruckstuhl	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	Head of Corporate Affairs and Communications	Swiss

Alexandros Sigalas	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	Head of Finance, CSL Vifor	Swiss

Jie Shen	Flughofstrasse 61, CH-8152, Glattbrugg, Switzerland	Vice President, Global Head Market Access	German

SCHEDULE 2

Directors and Executive Officers of CSL Limited

Board of Directors	Business Address	Principal Occupation or Employment	Citizenship

Dr. Brian McNamee	655 Elizabeth Street, Melbourne VIC, 3000, Australia	Chairman – Non-Executive Director	Australian

Paul McKenzie	655 Elizabeth Street, Melbourne VIC, 3000, Australia	Chief Executive Officer and Managing Director	American

Dr. Megan Clark	655 Elizabeth Street, Melbourne VIC 3000, Australia	Non-Executive Director	Australian

Professor Andrew Cuthbertson	655 Elizabeth Street, Melbourne VIC 3000, Australia	Non-Executive Director	Australian

Carolyn Hewson	655 Elizabeth Street, Melbourne VIC 3000, Australia	Non-Executive Director	Australian

Samantha Lewis	655 Elizabeth Street, Melbourne VIC 3000, Australia	Non-Executive Director	Australian

Professor Duncan Maskell	655 Elizabeth Street, Melbourne VIC 3000, Australia	Non-Executive Director	British

Marie McDonald	655 Elizabeth Street, Melbourne VIC 3000, Australia	Non-Executive Director	Australian

Elaine Sorg	655 Elizabeth Street, Melbourne VIC 3000, Australia	Non-Executive Director	American

Alison Watkins	655 Elizabeth Street, Melbourne VIC 3000, Australia	Non-Executive Director	Australian

Fiona Mead	655 Elizabeth Street, Melbourne VIC 3000, Australia	Company Secretary	Australian

Executive Officers	Business Address	Principal Occupation or Employment	Citizenship

Paul McKenzie	655 Elizabeth Street, Melbourne VIC 3000, Australia	Chief Executive Officer and Managing Director	American

Greg Boss	655 Elizabeth Street, Melbourne VIC 3000, Australia	Executive Vice President, Legal & General Counsel	American

Hervé Gisserot	655 Elizabeth Street, Melbourne VIC 3000, Australia	Senior Vice President and General Manager, CSL Vifor	French

Mark Hill	655 Elizabeth Street, Melbourne VIC 3000, Australia	Chief Digital Information Officer	American

Ken Lim	655 Elizabeth Street, Melbourne VIC 3000, Australia	Executive Vice President and Chief Strategy Officer	Australian

Joy Linton	655 Elizabeth Street, Melbourne VIC 3000, Australia	Chief Financial Officer	Australian

Bill Mezzanotte	655 Elizabeth Street, Melbourne VIC 3000, Australia	Executive Vice President, Head of Research & Development	American

Roanne Parry	655 Elizabeth Street, Melbourne VIC 3000, Australia	Chief Human Resources Officer	South African

Kate Priestman	655 Elizabeth Street, Melbourne VIC 3000, Australia	Chief Corporate & External Affairs Officer	British

Dave Ross	655 Elizabeth Street, Melbourne VIC 3000, Australia	Senior Vice President & General Manager, CSL Seqirus	American

Andy Schmeltz	655 Elizabeth Street, Melbourne VIC 3000, Australia	Executive Vice President, CSL Behring	American